ARCH CAPITAL VENTURES LTD.
71-75 Shelton Street - Covent Garden
London WC2H 9JQ, England

T +39 366 417 3279
Email f.valerii@archcapitalventures.com

As of January 19, 2015

Ocean Electric Inc.
112 North Curry Street
Carson City, Nevada - 89703
U.S.A.

Attention: Ricard Prats

Re: Advisory Agreement

Dear Mr. Prats:

Arch Capital Ventures Ltd. ("ACV") is pleased to offer its advisory services as specificied herein, including in connection with the contemplated corporate restructuring ("Restructuring") and potential capital/funding offerings (the "Offering") that Ocean Electric Inc. ("Company") endeavors to complete during the next 12 to 24 months. The ACV team looks forward to working with the Company and its management to obtain its goals. We feel that working together with you, we can make the process of your Restructuring and Offering more successful by providing to the Company and its management with advice that comes from our experience and access to the necessary professionals.

ACV is a company, established under the laws of England. We are an advisory firm, focused on finding companies with exceptional value and facilitating their growth and corporate development to become ready for the capital markets in the United States and other jurisdictions. We bring to the project, not only our own talents, but the talents of market participants (underwriters and private placement agents), legal, accounting, public relations and other advisors and required service providers, all of whom will work together to prepare the Company for its entry into the capital markets. For clarity, we are not an entity licensed to raise capital in any jurisdiction, and our services will be limited strictly to non-regulated activities.

This is an exclusive, world-wide appointment of ACV Therefore, during the term of this agreement, the Company agrees not to use any other advisor for the same or similar services,

provided that the Company may engage market principals for capital raising functions, the selection of which will be in consultatnion with ACV The Company will instruct its directors, officers and management not to entertain or enter into any agreements with other persons or entities for the provision of the same or similar services to be provided by ACV, and the Company will refer to ACV any inquiries that the Company or its directors, officer and management may receive.

Services

As we discussed, ACV has provided and will continue to provide the following services in our advisory capacity·

1 Assist the Company in analyzing and evaluating the business, operations and financial position of the Company

2. Advice regarding the current corporate capital structure and recommendations on any changes thereto in the context of a Reorganization, to position the Company for investor interest.

3. Advice regarding any proposed Offerings, both in respect of private and public capital raising events and short term, bridge financing.

4. Advice regarding potential capital raising alternatives.

5. Assistance in locating and working with the necessary professionals involved in the Reorganization, including accountants, lawyers, transfer agents, capital market participants, stock exchanges and trading platforms (NASDAQ and NYSE MRKT and OTC Markets Group Inc., or other international stock exchange), Edgar agents and regulatory entity (e.g. SEC) required posting services, web site services, public relations and investor relations professionals, among others;

6. Assistance in developing and documenting a business plan for capital raising purposes, including financial projections, valuation and financial modeling.

7 Assistance in preparation of SEC documentation, stock exchange documentation and other related documentation.

8. Assistance in corporate documentation relating to the Reorganization, including corporate documents, investor packages and similar documentation.

9. Advice and assistance in marketing the Company within the capital markets context and assistance in communication between the Company, its financial advisers, its potential investors and equity/debt stakeholders.

10. Branding advisory services, including development of the overall Company brand,

corporate name, brand identity system and brand messaging platform.

In connection with the engagement of ACV, the Company will furnish ACV with all information concerning the Company which ACV reasonably deems appropriate and will provide ACV with access to the Company's officers, directors, employees, accountants, counsel and other representatives (collectively, the "Representatives"). The Company understands that ACV will rely solely upon the information supplied by the Company and its Representatives without assuming any responsibility for independent investigation or verification thereof. All non-public information concerning the Company, including without limitation, financial and business data of every nature whatsoever, products, customers and suppliers, which is given to ACV in connection with this engagement will be used solely in the course of the performance of the services of ACV hereunder and will be treated confidentially by ACV for so long as it remains non-public. Except as otherwise required by law or judicial or regulatory process, ACV will not disclose this information to a third party without the consent of the Company. At the request of the Company, ACV agrees to promptly enter into a more comprehensive confidential information and trade/inventions secrets agreement as reasonably agreed upon by the parties.

In rendering some of the services iterated herein, ACV will introduce the Company to specific professionals and others whose activities will complement the advisory services of ACV Engaging these professionals and others will be in the discretion and the sole responsibility of the Company The Company will have a direct contractual relationship with each of its various professionals and others in the Reorganization, such as its accountants, lawyers, and bankers. Our services will be to help the Company locate its advisors, work with the professionals engaged by the Company to obtain the goals of the Company.

In rendering services related to financing, the Company understands (i) that it must provide to ACV on a timely basis, consolidated financial statements prepared in accordance with United States GAAP, applied on a consistent basis, audited by a PCAOB registered accounting firm, for not less than 2 fiscal years, and if required by United States federal securities laws, 3 fiscal years, and quarterly financial statements based on the audited financial statements on a reviewed basis, (ii) that it must provide a comprehensive business plan mutually agreed upon by the Company and ACV, and (iii) that it must have achieved business operational objectives and milestones mutually agreed upon by the Company and ACV

<u>Participation in Board or Similar Body</u>

ACV will consider any request for any of its founders, owners or employees to be a member of any governing body of the Company, such as a member of the Board of Directors or equivalent. For clarity, the Company is not required to extend such an offer, and at this time the Company has not asked for such participation in the management of the Company. For such activity, if

ACV is offered and accepts being involved in the management of the Company, ACV will receive separate compensation and indemnification on a pari passu basis with the other similarly situated persons engaged with the Company Each request will be considered separately from the terms of this agreement, including compensation and indemnification provisions, and whether to accept an engagement and the length of the engagement will be decided in the sole determination of ACV and the individual involved.

Compensation of ACV

As part of the compensation for the services of ACV, the Company will issue 5,500,000 shares of common stock in its capital stock representing to ACV or its designees.

The consideration due to the Company for the securities issued hereunder will be satisfied in full by the services agreed to be provided by ACV under this agreement.

The securities issued hereunder will be deemed fully earned as of the date of this agreement and credited as fully paid as at the date of issue, and not subject to forfeiture or cancellation except as stated herein.

ACV will not be required to provide any services hereunder until receipt of legal evidence indicating ownership of the shares of common stock to be issued as the consideration.

The shares of common stock issued as consideration hereunder may be transferred by ACV to its affiliates and employees of, and advisors to, ACV without restriction, other than the requirements of the United States securities laws, which may require the placement of a legend thereon, to which placement ACV and its transferees consent. The Company hereby warrants that under the Company's constitutional documents or otherwise, so long as the transfer is in compliance with applicable securities laws and any other restrictive agreements to which ACV is a party, all such transfers will be valid and will therefore be registered.

In addition to the equity based compensation, the Company will also pay to ACV cash consideration based on capital actually raised in any offering, in which ACV is a principal service provider as legally permitted in connectio with the offering, as an administrative fee due to the fact that the funds will be used in connection with many of the services to be provided by ACV, including acting as the Company agent in its interactions with the funding sources for business activities only. For clarity, (i) it is understood by the parties hereto that ACV is not to be involved in any solicitation of investors and therefore this fee is not to be considered a commission in respect of any investment funds, (ii) ACV will not be paid any fees for capital raising events in which ACV has not played an important role or any role and (iii) the Company has the right to define the role that ACV will play at the commencement of any capital raising activity, including excluding ACV from any role If AVC has been engaged as described as a principal service provider in connection with capital funding of the Company, the cash

consideration for its services will be as follows:

1) 4% of raised funds if the funding source is a crowd-funding platform;
2) 8% of raised funds if the source is a personal connection of the director of ACV (e.g. a VC or Angel Investor known to ACV and/or its principals); and
3) 2.5% of raised funds if the source is an investment banker known to ACV and/or its principals.

Upon the request of ACV, the Company will enter into a registration rights agreement in a form that is reasonably acceptable to ACV, which agreement will provide not less than three demand registration rights, unlimited piggyback registration rights, indemnification of ACV, and coverage of all related costs for the registration of the shares of common stock issued as consideration hereunder.

Expenses

The Company must pre-approve in writing, including email correspondence, any expenses that ACV incurrs on behalf of the Company in the provision of these services, for which ACV will seek reimbursement from the Company. For any reimburseent, ACV will comply with the reasonable requirements of documentation for reimbursement as the Company requests.

The Company will be solely responsible for any and all fees, expenses and other costs of its personnel, its professional advisors and its incurred expenses for any of its actions in respect of the services of ACV The Company will not seek from ACV any reimbursement or deduction of sums and consideration due to ACV for any of its own direct and indirect expenses, costs and disbursements.

All expenses payable hereunder are net of all applicable withholding and similar taxes. The provisions of this section will survive termination of this agreement.

Business Practice

The Company recognizes that ACV is in the business of advising and consulting with other businesses, some of which businesses may be in direct or indirect competition with the Company. The Company acknowledges and agrees that ACV may advise and consult with other businesses, including those which may be in competition with the Company, provided that it complies with the confidentiality provisions of this and any ancillary agreement. ACV is not not required to devote its full time and resources to performing services on behalf of the Company under this agreement. ACV shall only be required to expend such time and resources during the term of this agreement as are reasonably appropriate to advise and assist the Company as provided for herein.

The Company agrees on its own behalf and, to the extent permitted by applicable law, on behalf

of its security holders, officers, directors and management, to waive any claims it or they may have based on any actual or potential conflicts of interest that may arise or result from the engagement of ACV by the Company hereunder, and AVC providing any form of advice or assistance covered by this engagement.

Indemnification

The Company acknowledges that ACV will be acting on behalf of the Company and will require indemnification by the Company The Company further acknowledges that ACV's indemnification provisions attached hereto as **Exhibit A** are incorporated by reference herein or are made a part hereof for all purposes as though set forth entirely herein. Notwithstanding the foregoing, such indemnification provision may be superseded by a subsequent agreement entered into by ACV with the Company. This section and the attached Exhibit A shall survive termination of the service obligations of this agreement.

Term of Agreement

The initial term of this agreement shall be twenty-four (24) months from the date of this agreement and will automatically extend for additional, successive 12 month periods thereafter, until terminated by notice as herein provided. Upon termination of this agreement, neither party shall have any further rights or obligations to the other, except that the Company shall be obligated to pay any outstanding expenses and both parties will abide by any of its provisions that survive termination.

Either party may terminate this agreement earlier than the full term upon not less than 30 days written notice. If the Company terminates the agreement, all the consideration earned or earnable will be deemed fully earned and not subject to reduction or deduction and return. If ACV terminates the agreement, then it will be deemed not to have provided the full services specified hereunder and shall return such amount of the shares not earned.

Relationship of Parties

The parties agree that their relationship under this agreement is an advisory relationship only, and nothing herein shall cause ACV to be a partner, agent or fiduciary of, or joint venture party with, the Company or with each other.

Disclosure of Advice and ACV

No advice rendered by ACV, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without our prior written consent. In addition, ACV may not be otherwise referred to without its prior written consent, except as may be required by law or regulation applicable to the Company The Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without

limitation of any kind, the tax treatment and tax structure of the Reorganization and Offering and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and structure, if any The provisions of this section will survive the termination of this agreement.

Notices

All notices required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally, on the first business day following the date of actual receipt if delivered by facsimile or other similar communication to the party or parties to whom notice is to be given, or on the third business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to ACV and to the Company at the addresses set forth below, or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose. The provisions of this section will survive the termination of this agreement.

ACV·
Arch Capital Ventures Ltd.
71-75 Shelton Street, Covent Garden
WC2H 9JQ London
United Kingdom
tel: 39 366 417 3279
email: f.valerii@archcapitalventures.com

Attention Fabrizio Valerii - Director

Company·
Ocean Electric Inc.
112 North Curry Street
Carson City, Nevada - 89703
U.S.A.
Tel: (+1) 775 434 0409
email. r.prats@ocel.com

Attention: Ricard Prats - CEO

Parties

This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Governing Law

This agreement shall be construed and enforced in accordance with the laws of England and Wales, except for its conflicts of law principles. All actions and proceedings arising out of or relating to this agreement shall be heard and determined by a court of competent jurisdiction sitting in the greater London, United Kingdom area, to whose jurisdiction the Company and ACV hereby irrevocably submit. To the extent legally able, the Company and ACV irrevocably waive any defense or objection to the forum being in the greater London, United Kingdom area. Each of the Company and ACV agree to accept service of process by mail, to their principal business address, addressed to the chief executive officer and/or secretary thereof, or otherwise as provided by the procedural rules of the court in which the controversy is to be heard. The provisions of this section will survive termination of this agreement.

Entire Agreement, Waiver

This agreement and any confidentiality and trade/inventions secrets agreement that may be entered into pursuant ot the provisions hereof form the entire agreement between the parties hereto and supersedes all prior agreements relating to the subject matter hereof. This agreement may not be amended or modified in any way except by subsequent agreement executed in writing by the parties hereto. Either the Company or the ACV may waive in writing any term, condition, or requirement under this agreement which is intended for its own benefit, and written waiver of any breach of such term or condition of this agreement shall not operate as a waiver of any other breach of such term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

Public Announcements

Neither the Company nor ACV can make a public announcement of this engagement that includes either the Company's or ACV's name without written consent of the other party, except as required by applicable law and regulation. Additionally, if required by law or regulation, the Company may file this agreement in its entirety with its public reports.

If this agreement accurately reflects our understanding, please sign in the place indicated below.

We look forward to working with you and the rest of the team at ACV to make the Offering a success.

Sincerely yours,

Arch Capital Ventures Ltd.

____

Fabrizio Valerii, Director

Accepted by Ocean Electric Inc., on the date indicated:

Ricard Prats, CEO
As of January 19, 2015

EXHIBIT A

In further consideration of the engagement by Ocean Electric Inc. (the "Company") of Arch Capital Ventures Ltd. ("ACV") to act as the Company's advisor, placement agent and/or underwriter securities as contemplated in our letter agreement dated the date hereof (the "engagement") to which this Exhibit A is attached, in the event that ACV or any of its affiliates, the respective directors, officers, partners, agents or employees of ACV or any of its affiliates, or any other person controlling ACV or any of its affiliates (collectively, "Indemnified Persons") becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any third party, including stockholders of the Company, in connection with or as a result of the engagement, the Company will promptly reimburse such Indemnified Person for its reasonable and customary legal and other expenses or costs (including without limitation the costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing this agreement or any related engagement agreement) incurred in connection therewith as such expenses are incurred; provided, however, that the Company will not be responsible for the fees and expenses of more than one counsel to all Indemnified Persons, in addition to appropriate local counsel, unless in the written opinion of counsel to any Indemnified Person there exists a potential conflict of interest which would make it inappropriate for one counsel to represent all such Indemnified Persons.

The Company will also indemnify and hold harmless any Indemnified Person from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, "Losses") (A) related to, arising out of or based upon any untrue statement or any alleged untrue statement of any material fact contained in any private placement memorandum, offering materials, registration statement, prospectus or other offering document (as such private placement memorandum, offering materials, registration statement, prospectus or other document may be amended or supplemented and including any information incorporated therein by reference, the "Company Documentation"), or in any other written or oral communication provided by or on behalf of the Company to any actual or prospective purchaser of securities of the Company or affiliate thereof (unless such untrue statement or alleged untrue statement of any material fact arises from information supplied by any members, officers, agents or employees of ACV, in writing specifically for use therein), or related to, arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (B) otherwise related to or arising out of the engagement or ACV's performance thereof. The indemnification of ACV by the Company will not apply to any Losses that are finally determined by a court or arbitral tribunal to have resulted primarily from the bad faith, or gross negligence, or willful misconduct of ACV

If such indemnification is for any reason not available or insufficient to hold an Indemnified

Person harmless, the Company agrees promptly to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by ACV, on the other hand, with respect to the engagement or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of ACV on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all cash fees, exclusive of costs actually received by ACV from the Company in connection with the engagement. Relative benefits to the Company, on the one hand, and to ACV, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company in connection with an engagement (such as a securities offering or other transaction), whether or not consummated, bears to (ii) all fees received or proposed to be received by ACV in connection with the engagement. Relative fault shall be determined, in the case of Losses arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company to ACV and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No person guilty of fraudulent misrepresentation (including within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Company will not, without ACV's prior written consent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action claim, suit, investigation or proceeding ("Action') in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party therein) unless the Company has given ACV reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from any liabilities arising out of such Action. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person's prior written consent. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the Company's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Action referred to herein.

Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or

other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will promptly notify ACV in writing thereof and, if requested by ACV, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and on terms and conditions reasonably satisfactory to ACV

The Company's obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. The Company acknowledges that in connection with the engagement, ACV is acting as an independent contractor and not in any other capacity with duties owing solely to the Company

All actions and proceedings arising out of or relating to these indemnification provisions shall be construed and enforced in accordance with the laws of England and Wales, except for its conflicts of law principles. All actions and proceedings arising out of or relating to these provisions shall be heard and determined by a court of competent jurisdiction sitting in the greater London, United Kingdom area, to whose jurisdiction the Company and ACV hereby irrevocably submit. To the extent legally able, the Company and ACV irrevocably waive any defense or objection to the forum being in the greater London, United Kingdom area. Each of the Company and ACV agree to accept service of process by mail, to their principal business address, addressed to the chief executive officer and/or secretary thereof, or otherwise as provided by the procedural rules of the court in which the controversy is to be heard. The provisions of this section will survive termination of the agreement to which these terms of indemnification are attached.

The provisions of this indemnification agreement shall apply to the engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the engagement of ACV If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Ocean Electric Inc.

____

Ricard Prats, CEO

As of January 19, 2015